Exhibit 10.11

           PROPOSED AMENDMENT TO TPI ENTERPRISES, INC.
             NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


               Paragraph 6(c) of the TPI Enterprises, Inc. Non-

Employee Directors Stock Option Plan is hereby deleted and the following substituted in lieu thereof:

     On the first business day of November, 1993 each Current Director who is a Non-Employee Director on such date and each New Director who is a Non-Employee Director on such date shall be granted automatically, without action by the Committee, an Option to purchase
     2,500 shares of Common Stock.    On the first business
     day of each February beginning in 1994, each Non-Employee Director on such date shall be granted automatically, without action by the Committee, an Option to purchase 2,500 shares of Common Stock. On the first business day of each August beginning in 1994, each non-Employee director on such date shall be granted automatically, without action by the Committee, an Option to purchase 2,500 shares of Common Stock.